Exhibit 10.23

AMENDMENT TO THE

INGERSOLL-RAND COMPANY

MANAGEMENT INCENTIVE UNIT PLAN

WHEREAS, Ingersoll-Rand Company (the “Company”) maintains the Ingersoll-Rand Company Management Incentive Unit Plan (the “Plan”) to provide benefits to certain individuals employed by the Company and its subsidiaries; and

WHEREAS, no Management Incentive Unit Award has been made under the Plan since 1990, and all previously unvested awards under the Plan became vested on January 1, 2003; and

WHEREAS, under Article XV of the Plan, the Company has reserved the right to amend or terminate the Plan at any time;

and

WHEREAS the Company desires to amend the Plan to reflect the change in the new ultimate parent of the Company and issuer of the Common Stock;

NOW THEREFORE, the Plan is hereby amended as follows:

Effective July 1, 2009, all references in the Plan to “Common Stock” shall mean the ordinary shares, par value $1.00 per share, of Ingersoll-Rand plc, an Irish company.

All other provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized representative as of July 1, 2009

INGERSOLL-RAND COMPANY

By:	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President & Secretary